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                                                                    Exhibit 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Drugstore.com, Inc. (the "Company") in their respective capacities set forth below constitutes and appoints Robert A. Barton, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the Company to comply with the Securities
Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission thereunder in connection with the registration under such Act of shares of common stock of the Company ("Common Stock") to be issued or transferred pursuant to the 1998 Stock Plan, to the extent that any such registration may be required in the opinion of the executive officers of the Company, upon the advice of counsel, including without limitation, the power and authority to sign the name of the undersigned individual in the capacity indicated below opposite the name of such individual to any Registration Statement on Form S-8 or any Form relating to the registration of such common stock to be filed with the Securities and Exchange Commission with respect to said common stock, to sign any and all amendments (including post-effective amendments) and supplements to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

           Signature                        Title                  Date

/s/  Peter M. Neupert               Chairman, President       March 30, 2001
     ------------------             and Chief Executive
     Peter M. Neupert               Officer (principal
                                    executive officer)

/s/  Kal Raman                      Senior Vice President     March 30, 2001
     ------------------             and Chief Operating
         Kal Raman                  Officer

/s/  Jeff Bezos                     Director                  March 30, 2001
     ------------------
         Jeff Bezos


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/s/  Brook Byers                    Director                  March 30, 2001
     ------------------
       Brook Byers

/s/  L. John Doerr                  Director                  March 30, 2001
     ------------------
       L. John Doerr

/s/   Melinda French Gates          Director                  March 30, 2001
     ------------------
       Melinda French Gates

/s/  Mary Sammons                   Director                  March 30, 2001
     ------------------
       Mary Sammons

/s/  William Savoy                  Director                  March 30, 2001
     ------------------
       William Savoy

/s/  Howard Schultz                 Director                  March 30, 2001
     ------------------
       Howard Schultz